UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definition Agreement
On January 27, 2010, Flagstar Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Flagstar Bank, F.S.B. (the “Bank”), each entered into a Supervisory Agreement with the Office of Thrift Supervision (the “OTS”), whereby the Company and the Bank each agreed to take certain actions to address certain banking issues identified by the OTS. The description of the Supervisory Agreement between the Bank and the OTS (the “Bank Supervisory Agreement”) is qualified in its entirety by reference to such Bank Supervisory Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The description of Supervisory Agreement between the Company and the OTS (the “Company Supervisory Agreement,” and together with the Bank Supervisory Agreement, the “Agreements”) is qualified in its entirety by reference to such Company Supervisory Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.
The Bank Supervisory Agreement requires the Bank to take the following actions:
•	prepare a new business plan that will include the requirements contained in the Bank Supervisory Agreement and that also will include, among other things, operating strategies to achieve increased core deposits, realistic core earnings and net income levels which will result in profitability and capital preservation and enhancement strategies;

•	within 60 days, implement a written plan to reduce the level of assets classified as doubtful or substandard to certain quarterly targets as a percentage of core capital plus allowance for loan and lease losses;

•	within 60 days, adopt revisions to the Bank’s policies and procedures governing loan administration;

•	within 30 days, adopt revisions to the Bank’s liquidity risk management program that enhance the continuous identification and monitoring of current and projected funding needs and access to funds to meet those needs;

•	within 60 days, adopt specific timelines for the remediation of certain issues related to market risk exposure, within 90 days, engage a qualified and independent third party to perform a model valuation and prepare a model valuation reports with 180 days;

•	within 30 day, revise the Bank’s asset concentration policy to establish the existing concentration limit for mortgage servicing rights at a level consistent with the business plan;

•	within 90 days, adopt specific timeframes for the remediation of certain issues related to mortgage servicing rights;

•	within 90 days, establish a new written consumer compliance program that is appropriate for the Bank’s size, complexity, product lines and business operations and designed to ensure compliance with all applicable consumer and other compliance laws and regulations;

•	within 90 days, revise the Bank’s policies, procedures and systems for compliance with flood insurance requirements;

•	within 90 days, conduct a review of all loans originated after September 30, 2008 for compliance with flood insurance requirements;

•	within 30 days, adopt specific actions and timeframes to addresses certain matters in the Bank’s report of examination;

•	restrict quarterly asset growth to an amount not to exceed net interest credited on deposit liabilities until the OTS approves of the new business plan;

•	not declare or pay dividends or make any other capital distributions from the Bank without receiving prior OTS approval;

•	not make any severance or indemnification payments without complying with regulatory requirements regarding such payments;

•	comply with prior regulatory notification requirements for any changes in directors or senior executive officers;

•	not enter into, renew, extend or revise any contractual arrangement relating to compensation or benefits for any senior executive officer or director of the Bank, without first providing 30 days prior written regulatory notice of the proposed transaction;

•	not increase any salaries, bonuses or director’s fees or make any similar payments to directors or senior executive officers without the prior written consent of the OTS; and

•	not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial condition of the Bank or outside the Bank’s normal course of business without prior OTS non-objection (a contract will be considered significant where the annual contract amount equals or exceeds 2% of the Bank’s total capital).
The Company Supervisory Agreement requires the Company to take the following actions:
•	with in 45 days, submit a capital plan that includes, among other things, (i) the establishment of a minimum tangible capital ratio of tangible equity capital to total tangible assets commensurate with the Company’s consolidated risk profile, (ii) special plans to ensure compliance with the Bank’s business plan, including capital levels projected by the Bank and (iii) operating strategies to achieve net income levels that will result in profitability and adequate debt service;

•	not declare, make or pay any cash dividends or other capital distributions or purchase, repurchase or redeem or commit to purchase, repurchase or redeem any Company equity stock without the prior non-objection of the OTS;

•	not incur, issue, renew, roll over or increase any debt or commit to do so without the prior non-objection of the OTS (debt includes loans, bonds, cumulative preferred stock, hybrid capital instruments such as subordinated debt or trust preferred securities, and guarantees of debt);

•	not engage in transactions with any subsidiary or affiliate without the prior non-objection of the OTS except certain transactions exempt under applicable regulations and intercompany cost-sharing transactions; and

•	comply with similar restrictions on the payment of severance and indemnification payments, prior OTS approval of directorate and management changes and prior OTS approval of employment contracts and compensation arrangements contained in the Bank Supervisory Agreement.
The Company and the Bank have complied to date with, and intend to comply in the future with, all of the requirements of the Agreements. Pursuant to the Bank Supervisory Agreement, the Bank submitted a business plan to, and received non-objection from, the OTS and expects to comply with the remaining requirements within the time periods specified therein. Pursuant to the Company Supervisory Agreement, the Company will submit a capital plan to the OTS within 45 days and expects to comply with the remaining requirements within the time periods specified therein. The Company believes that the Agreements should not materially constrain management’s ability to implement the business plan.
The Agreements will remain in effect until terminated, modified, or suspended in writing by the OTS. The failure to comply with the Agreements could result in the initiation of further enforcement action by the OTS, including the imposition of further operating restrictions and result in additional enforcement actions against us. We have incurred, and expect to continue to incur, significant additional regulatory compliance expense in connection with the Agreements.
Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers
On January 26, 2010, James A. Ovenden accepted his appointment by the boards of directors of the Company and the Bank to serve as a member of the boards of both companies. In addition, on January 26, 2010, Mr. Ovenden accepted his appointment to serve as a member of the audit committee of the Company and replaced David L. Treadwell who resigned as a member of such committee and will otherwise continue to serve on the board as an independent director.
Mr. Ovenden, age 46, is currently Chief Financial Officer of AstenJohnson Holdings LTD, a manufacturer of paper machine clothing, specialty fabrics, filaments and drainage equipment. Mr. Ovenden was previously a founding principal of OTO Development, Inc., a hospitality development company, and retired as CFO effective December 31, 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden is also the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies requiring credit restructuring advisory services. Mr. Ovenden also serves as a director and chairman of the audit committees of The Polymer Group and Insight Health Services Holdings Corp.
Item 8.01. Other Events.
On January 27, 2010, the Company issued a press release in which it announced the initial closing of its previously announced rights offering on January 27, 2010. MP Thrift Investment L.P. (“MP Thrift”) exercised its rights to purchase 422,535,212 shares of the Company’s common stock for approximately $300 million. MP Thrift still holds additional rights to purchase approximately 140,827,288 shares of the Company’s common stock. In the press release, the Company also announced that (i) Mr. Ovenden was appointed as a member of the board of directors and as a member of the audit committee and (ii) it and the Bank entered into the Company Supervisory Agreement and Bank Supervisory Agreement, respectively.
The information contained in this Item 8.01, including the press release contained as Exhibit 99.1 hereto, which is incorporated herein by reference, is being filed with the Securities and Exchange Commission and not furnished.
Item 9.01 Financial Statements and Exhibits
          (d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

Exhibit 10.1	Supervisory Agreement between the Bank and the OTS

Exhibit 10.2	Supervisory Agreement between the Company and the OTS

Exhibit 99.1	Press release dated January 27, 2010
The rights offering is being made only by means of a prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties, including, but not limited to, the risk that, because of business, economic or market conditions or for any other reasons within the Company’s discretion, the Company or the Bank may not be able to fully comply with the terms of the Bank Supervisory Agreement or the Company Supervisory Agreement, or that there will be any further subscriptions and closings of the rights offering. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing risks and uncertainties are not exclusive.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: January 28, 2010	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer